Exhibit 99.1

Contacts:

Joele Frank / Matthew Sherman / Jeremy Jacobs

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

DATA DOMAIN’S BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS REJECT

EMC’S UNSOLICITED TENDER OFFER AT THIS TIME

Santa Clara, Calif., June 15, 2009 - Data Domain (NASDAQ:DDUP) today announced that its Board of Directors, after careful consideration with its outside financial advisor and legal counsel, recommends that Data Domain stockholders reject EMC Corporation’s (NYSE:EMC) offer to acquire all of the outstanding shares of Data Domain common stock for $30.00 per share in cash and not tender their shares of common stock to EMC pursuant to EMC’s offer at this time. The basis for the Board’s recommendation is set forth in Data Domain’s Schedule 14D-9 filed today with the Securities and Exchange Commission.

At this time, the Board reaffirms its recommendation that Data Domain’s stockholders vote in favor of the adoption of the revised merger agreement with NetApp, Inc. (NASDAQ:NTAP) that is described in the Registration Statement on Form S-4 that NetApp has filed with the Securities and Exchange Commission. As previously announced, on June 3, 2009, Data Domain and NetApp entered into a revised merger agreement under which NetApp will acquire all of the outstanding shares of Data Domain common stock for a combination of cash and stock. Based on NetApp’s closing stock price on June 12, 2009, the transaction would be valued at $30 per share, or approximately $1.9B, net of Data Domain’s cash.

“Our Board is committed to enhancing stockholder value and, after careful review with our outside advisors, determined that the $30 per share EMC Offer is not in the best interests of our stockholders at this time,” said Frank Slootman, president and CEO of Data Domain. “We are pleased with the revised terms of NetApp’s acquisition offer and feel it will provide great value to our shareholders and customers.”

In reaching its determination to recommend that the Company’s stockholders reject EMC’s offer at this time, Data Domain’s Board considered a number of factors in consultation with Data Domain management and its legal and financial advisors, including, but not limited to, the following:

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Terms of the Merger Agreement with NetApp - The merger agreement with NetApp represents a binding, negotiated commitment of both Data Domain and NetApp, pursuant to which Data Domain’s failure to reject EMC’s offer and/or reaffirm the recommendation of Data Domain’s Board that the Data Domain stockholders vote for the adoption of the merger agreement with NetApp would give NetApp the ability to terminate the merger agreement immediately and, in that event, Data Domain would no longer have a commitment from NetApp to acquire Data Domain and would have no assurance that EMC would complete its offer;

•

Lack of Ability to Negotiate Terms of EMC’s offer - Data Domain has been unable to engage in discussions or negotiations with EMC with respect to its offer because EMC has not yet agreed to enter into the form of confidentiality and “standstill” agreement required by the merger agreement with NetApp as one of the pre-conditions to any discussions or negotiations with a third party;

•

Conditional Nature of EMC’s offer - EMC is not required to accept for payment or pay for any shares of Data Domain common stock, and may terminate or amend its offer, at any time before the expiration date of its offer (June 29, 2009) if any of the following conditions, among others, have not been met:

•

there being validly tendered and not withdrawn before the expiration of EMC’s offer a number of shares of Data Domain common stock which, together with the shares of common stock then owned by EMC and its subsidiaries, representing at least a majority of the total number of shares of common stock outstanding on a fully diluted basis;

•	EMC being satisfied, in its reasonable discretion, that the merger agreement with NetApp has been terminated;

•	that a definitive merger agreement, in a form satisfactory to EMC in its reasonable discretion has been executed;

•	EMC being satisfied, in its reasonable discretion, that the provisions of Section 203 of the Delaware General Corporation Law do not apply to or otherwise restrict its offer; and

•

any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or any similar waiting periods under any applicable foreign statutes or regulations, having expired or been terminated; at this time, none of the waiting periods have expired or been terminated, and it is not possible to determine at this time whether the relevant antitrust authorities will require additional information, challenge the consummation of EMC’s Offer or impose any additional conditions on the consummation of the offer, any of which could significantly delay or impede consummation of the offer, particularly in light of the fact that under the terms of the EMC’s proposed merger agreement, EMC would not be required to contest any such challenge or accept any such conditions, and would not be obligated to provide Data Domain any compensation if this resulted in the failure of the offer; and

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Costs of Accepting EMC’s offer - If Data Domain were to enter into a merger agreement with EMC and terminate the merger agreement with NetApp, then Data Domain would be required, in most circumstances, to pay NetApp a $57 million termination fee and will have, in all circumstances, incurred considerable transaction expenses, in each case regardless of whether Data Domain consummates a transaction with EMC, which fee and expenses would not be reimbursed or otherwise paid by EMC under the terms of EMC’s proposed merger agreement if Data Domain is unable to consummate a transaction with EMC.

The foregoing discussion of the material factors considered by Data Domain’s Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of EMC’s offer and the pending merger with NetApp, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the factors summarized above in reaching its recommendation. In addition, individual members of Data Domain’s Board may have assigned different weights to different factors.

Qatalyst Partners is serving as financial advisor and Fenwick & West LLP is serving as legal counsel to Data Domain.

About Data Domain

Data Domain® is the leading provider of deduplication storage systems. Thousands of companies worldwide have purchased Data Domain systems to reduce storage costs and simplify data management. Data Domain delivers the performance, reliability and scalability to address the data protection and nearline storage needs of enterprises of all sizes. Data Domain products integrate into existing customer infrastructures and are compatible with leading enterprise backup and archive software products. To find out more about Data Domain, visit www.datadomain.com.

Forward Looking Language

This press release contains forward-looking statements, which involve a number of risks and uncertainties. Data Domain caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the proposed merger with NetApp on the proposed terms and schedule; and the failure of Data Domain stockholders to approve the proposed merger with NetApp. Additional factors that may affect future results are contained in Data Domain’s filings with the SEC, which are available at the SEC’s web site http://www.sec.gov. Data Domain disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Additional Information and Where to Find It

NetApp has filed with the SEC a Registration Statement on Form S-4 in connection with the proposed merger with NetApp that contains a Proxy Statement/Prospectus that Data Domain will mail to its stockholders in connection with the proposed merger with NetApp. The Registration Statement and the Proxy Statement/Prospectus contain important information about NetApp, Data Domain, the proposed merger with NetApp and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders are able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by NetApp and Data Domain through the web site maintained by the SEC at www.sec.gov and by contacting Data Domain Investor Relations at (408) 980-4909. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC on Data Domain’s website at www.datadomain.com.

Participants in the Acquisition of Data Domain

NetApp, Data Domain and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger with NetApp. Information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of Data Domain stockholders in connection with the proposed merger with NetApp will be set forth in the Proxy Statement/Prospectus described above when it is filed with the SEC. Additional information regarding NetApp’s executive officers and directors is included in NetApp’s definitive proxy statement, which was filed with the SEC on July 14, 2008, and additional information regarding Data Domain’s executive officers and directors is included in Data Domain’s definitive proxy statement, which was filed with the SEC on June 10, 2009. You can obtain free copies of these documents from NetApp or Data Domain using the contact information above.

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